UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported) August 1, 2008

OLD REPUBLIC INTERNATIONAL CORPORATION
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(Exact name of registrant as specified in its charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

307 North Michigan Avenue, Chicago, Illinois 60601
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(Address of principal executive offices) (Zip Code)

(312) 346-8100
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(Registrant’s telephone number, including area code)

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of  Operations and Financial Condition

On August 1, 2008, Old Republic International Corporation (the “Company”) announced that it had elected to simplify its financial accounting policies pertaining to the recognition and timing of other-than-temporary impairments of equity investment securities and had applied the process to its financial report covering the quarter and six-month periods ended June 30, 2008. Accordingly, all unrealized losses pertaining to any equity security whose market value has declined 20 percent or more from its previously recorded cost basis during any six month calendar period will automatically be considered as other-than-temporarily impaired in determining the Company’s net income. The net effect is a re-characterization of certain net unrealized losses on certain securities which, in the Company’s July 24, 2008 news release of earnings for the quarter and six-month periods ended June 30, 2007 had been recognized in the Company’s statement of comprehensive income and shareholders’ equity, and the recording of an equivalent charge for realized investment losses in the consolidated statements of income.

The full text of the earnings release is included as Exhibit 99.1 hereto.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

                    99.1   Earnings Release dated August 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD REPUBLIC INTERNATIONAL CORPORATION
Registrant

Date: August 4, 2008	By: /s/ Karl W. Mueller
Karl W. Mueller
Senior Vice President,
Chief Financial Officer, and
Chief Accounting Officer

INDEX TO EXHIBITS
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Exhibits

99.1  Earnings Release dated August 1, 2008.